UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2021 (May 23, 2021)

QUOTIENT LIMITED

(Exact name of registrant as specified in its charter)

Jersey, Channel Islands	001-36415	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

B1, Business Park Terre Bonne, Route de Crassier 13, 1262 Eysins, Switzerland	Not Applicable
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 011-41-22-716-9800

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, nil par value	QTNT	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement

Note Purchase Agreement

On May 26, 2021, Quotient Limited (the “Company”) issued and sold $95,000,000 aggregate principal amount of its 4.75% Convertible Senior Notes due 2026 (the “Notes”) in a private offering to institutional investors (the “Purchasers”) pursuant to a purchase agreement, dated May 23, 2021 (the “Purchase Agreement”), among the Company, its subsidiary guarantors and the Purchasers. The Purchase Agreement contained certain customary representations, warranties and agreements by the Company and the subsidiary guarantors, conditions to closing, rights and obligations of the parties and termination provisions. In connection with the transaction, the Purchasers have agreed to not sell short any ordinary shares of the Company for a period of 90 days after the issuance of the Notes. The Company intends to use the net proceeds from the offering for the continued development of the multimodal, multiplexing MosaiQ platform, to prepare for its commercial launch and for other general corporate purposes.

The Notes are governed by an indenture, dated May 26, 2021 (the “Indenture”), by and among the Company, its subsidiary guarantors and Wilmington Savings Fund Society, FSB, as trustee. The Notes are unsecured, senior obligations of the Company and the subsidiary guarantors and rank equally in right of payment with all of the Company’s and the guarantors’ existing and future unsecured, unsubordinated indebtedness. On or prior to June 2, 2021, the Company may issue up to an additional $15,000,000 aggregate principal amount of the Notes in one or more subsequent offerings.

The Notes will mature in May 26, 2026, unless earlier repurchased or converted. The Notes will bear interest at an annual rate of 4.75%, which will be payable semi-annually on May 15 and November 15 of each year, beginning on November 15, 2021.

The Notes are convertible into ordinary shares of the Company at the option of the holders at an initial conversion rate of 176.3668 ordinary shares per $1,000.00 principal amount of Notes, which is equal to a conversion price of approximately $5.67 per share. The conversion price represents a 27.5% premium to the price of the Company’s ordinary shares at the close of trading on May 21, 2021 and is subject to customary anti-dilution adjustments. Holders may convert their Notes at any time prior to the close of business on the second business day immediately preceding the maturity date.

On or after May 26, 2024, (i) if the last reported sale price of the ordinary shares of the Company has been at least 130% of the conversion price then in effect for at least 20 trading days (whether consecutive or not) during any 30 consecutive trading day period ending on the redemption notice date and (ii) either (a) a registration statement covering the resale of the ordinary shares issuable upon conversion of the Notes is effective or (b) the ordinary shares issuable upon conversion of the Notes are eligible for immediate resale, the Company will have the option to redeem for cash all or a portion of the Notes at a price equal to 100% of the principal amount of such Notes being redeemed, plus accrued and unpaid interest, if any, and any additional amounts to, but excluding the redemption date. If the Company elects to redeem the Notes in accordance with the foregoing, the holders who elect to convert their Notes in connection therewith will be entited to receive an interest make-whole payment equal to the aggregate dollar value of all interest that would have been paid had such Notes remained outstanding through the maturity date. Also, if certain corporate events constituting a fundamental change occur, the Company will increase the conversion rate for holders who elect to convert their Notes under such circumstances by a specified number of ordinary shares as described in the Indenture. Holders of the Notes may also require the Company to repurchase for cash all or part of their Notes upon the occurrence of a fundamental change at a repurchase price equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date.

The Notes were issued in a private placement to qualified institutional buyers in reliance on the exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”).

Registration Rights Agreement

In connection with the issuance and sale of the Notes, the Company entered into a registration rights agreement, dated as of May 26, 2021 (the “Registration Rights Agreement”), between the Company and the Purchasers, which requires the Company to, among other things, file with the Securities and Exchange Commission within 45 calendar days after the purchase of the Notes by the Purchasers a shelf registration statement providing for resale of ordinary shares of the Company issuable upon conversion of the Notes in accordance with the terms of the Indenture held by the Purchasers. If the Company fails to satisfy its registration obligations under the Registration Rights Agreement, it will be required to pay additional interest to the holders of the Notes under certain circumstances. The agreement also provides for certain piggyback registration rights for the Purchasers.

Third Supplemental Indenture

In connection with the issuance and sale of the Notes, the Company entered into a Third Supplemental Indenture (the “Third Supplemental Indenture”), dated May 24, 2021, by and among the Company, its subsidiary guarantors and U.S. Bank National Association, as trustee (the “Trustee”) and as collateral agent (the “Collateral Agent”), to the Indenture, dated as of October 14, 2016, by and among the Company, its subsidiary guarantors and the Trustee and the Collateral Agent, as amended by the First Supplemental Indenture, dated December 4, 2018, and the Second Supplemental Indenture, dated March 5, 2021 (as amended, the “Indenture”). The Third Supplemental Indenture, which was consented to by a majority in principal amount of the outstanding 12% Senior Secured Notes due 2023 in accordance with the terms of the Indenture, permits, among other things, Quotient Suisse SA to serve as a guarantor of the Notes and the Company to issue up to $110,000,000 aggregate principal amount of the Notes, subject to certain conditions.

The descriptions of the Indenture, form of Global Note, Registration Rights Agreement, Third Supplemental Indenture and Purchase Agreement contained herein are qualified in their entirety by reference to the Indenture, form of Global Note, Registration Rights Agreement, Third Supplemental Indenture and Purchase Agreement, which are filed as Exhibits 4.1, 4.2, 4.3, 4.4 and 10.1, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of the Registrant

The information with respect to the Notes and the Indenture and set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities

The information with respect to the Notes and the Indenture and set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 8.01.	Other Events

On May 24, 2021, the Company issued a press release announcing the offering. The press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

4.1	Indenture, dated as of May 26, 2021, by and among the Company, the subsidiary guarantors party thereto and Wilmington Savings Fund Society, FSB, as Trustee

4.2	Form of Global Note representing the 4.75% Convertible Senior Notes due 2026 (included as part of Exhibit 4.1)

4.3	Registration Rights Agreement, dated as of May 26, 2021, by and between the Company and the Purchasers

4.4	Third Supplemental Indenture, dated as of May 24, 2021, by and among the Company, , the subsidiary guarantors party thereto and U.S. Bank National Association, as trustee and as collateral agent

10.1	Purchase Agreement, dated as of May 23, 2021, by and among the Company, the subsidiary guarantors party thereto and the Purchasers

99.1	Press Release, “Quotient Limited Announces New $95 Million Financing Led by Highbridge,” dated May 24, 2021

104	The cover page for this Current Report on Form 8-K, formatted in Inline XBRL (included as Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 27, 2021

QUOTIENT LIMITED

By:	/s/ Manuel O. Méndez
Name:	Manuel O. Méndez
Title:	Chief Executive Officer